UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the

Securities Exchange Act of 1934

July 11, 2004

Date of Report (Date of earliest event reported) (Amending Current Report dated July 11, 2004)

CYBERGUARD CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 0-24544

Florida	65-0510339
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

2000 West Commercial Boulevard, Suite 200, Fort Lauderdale, Florida	33309
(Address of principal executive offices)	(Zip Code)

(954) 958-3900

(Registrant’s telephone number, including area code)

Item 5. Other Events

On July 11, 2004, CyberGuard Corporation (“Company”) sent a letter to Secure Computing Corporation (“Secure”), proposing to purchase Secure. On July 15, 2004, the Company received a response from Secure informing the Company that Secure’s board of directors declined the Company’s offer. The Company’s press release regarding Secure’s response is attached hereto.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits.

Exhibit No.	Descriptions
99.1	Press Release dated July 15, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBERGUARD CORPORATION

By:	/s/ PATRICK J. CLAWSON
Patrick J. Clawson
Chief Executive Officer

Date: July 15, 2004